Exhibit 10.18

Supplementary Agreement to Equity Pledge Agreement

SUPPLEMENTARY AGREEMENT TO THE EQUITY PLEDGE AGREEMENT

This SUPPLEMENTARY AGREEMENT is entered into as of July 18, 2007 by and among the following Parties:

(1)	WANG GONGQUAN, a PRC citizen
ID NO: 220104611022181

(2)	YANG XUESHAN, a PRC citizen
ID NO: 620102197007112415 (WANG GONGQUAN and YANG XUESHAN hereinafter shall be individually referred to as a "PLEDGOR" and collectively referred to as the “PLEDGORS”); and

(3)	HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD., (hereinafter referred to as the “PLEDGEE”), a company with limited liability established and registered in Beijing, PRC, ADDRESS: Room 417, No. 10 Xinghuo Road, Technology Park, Fengtai District, Beijing.

The Pledgors and the Pledgee entered into the Equity Pledge Agreement on July 12, 2005. The Pledgors and the Pledgee hereby mutually agree to make the following amendments to the Equity Pledge Agreement:

1. The following provision is added to the “Whereas” clause of the Equity Pledge Agreement, and the original Item (4) of the “Whereas” clause becomes Item (5):

(4) Pursuant to the Exclusive Technical Consultation and Service Agreement entered into between Xiandai Xingye and the Pledgee on July 18, 2007, the Pledgee shall provide relevant technical consultations and services to Xiandai Xingye, and Xiandai Xingye shall pay service fees to the Pledgee.

2. The definition of “CONTRACTUAL OBLIGATIONS” in Article 1.1 of the Equity Pledge Agreement shall be revised in its entirety as follows:

“CONTRACTUAL OBLIGATIONS” shall mean all contractual obligations of a Pledgor under the Call Option Agreement and the Proxy Agreement; all contractual obligations of Xiandai Xingye under the Exclusive Technical Consultation and Service Agreement; and all contractual obligations of a Pledgor under this Agreement.

3. The definition of “BREACHING EVENT” in Article 1.1 of the Equity Pledge Agreement shall be revised; in its entirety as follows:

“BREACHING EVENT” shall mean any breach by either Pledgor of any of its Contract Obligations under the Call Option Agreement, the Proxy Agreement, the Exclusive Technical Consultation and Service Agreement and/or this Agreement.

4. The following clause is added to Article 8 “Undertakings by the Pledgors” of the Equity Pledge Agreement:

8.9 The Pledgors undertake to take all necessary measures and execute all necessary documents in order to complete the registration of this Agreement with government authority of industry and commerce.

The Parties hereby further agree that:

1. Except for the abovementioned amendments, the remaining articles of the Equity Pledge Agreement shall remain unchanged.

2. This Supplementary Agreement constitutes an inseparable part of the Equity Pledge Agreement and shall have the same legal force with the Equity Pledge Agreement.

3. This Supplementary Agreement shall become valid only after it has been signed and/or sealed by the Parties. This Supplementary Agreement shall be prepared in three copies, with each involved Party holding one copy hereof. Each copy shall have the same legal force.

PLEDGOR:

WANG GONGQUAN

/s/ Wang Gongquan

PLEDGOR:

YANG XUESHAN

/s/ Yang Xueshan

PLEDGEE:

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD.

Signature (seal):

2